FOR IMMEDIATE RELEASE




           CALVIN KLEIN, INC. ANNOUNCES LONG-TERM STRATEGIC LICENSING ARRANGEMENT WITH KELLWOOD COMPANY FOR WOMEN'S BETTER SPORTSWEAR BUSINESS

                          KELLWOOD TO COLLABORATE WITH
      ANDREW GROSSMAN AND ALEXANDER VREELAND IN DEVELOPMENT OF NEW BUSINESS


NEW YORK, NY, JUNE 19, 2003 - Calvin Klein, Inc., a wholly owned subsidiary of Phillips-Van Heusen Corporation [NYSE: PVH], today announced that it has entered into a strategic licensing arrangement with Kellwood Company [NYSE: KWD] for a new women's better sportswear line to be marketed in North, Central and South America. Under the terms of the arrangement, Kellwood will collaborate with Andrew Grossman and Alexander Vreeland, who have formed a new business venture with Jay Schottenstein, G.A.V., to help develop and launch the line.

Product, sales and marketing will be the responsibility of Messrs. Grossman and Vreeland, while Kellwood will be responsible for production, sourcing, distribution and providing working capital relating to G.A.V.'s performance under the license agreement. The business will be operated as a separate division of Kellwood. Calvin Klein, Inc. will have design and account approval and will control branding, advertising and public relations.

The line is being created as a major better sportswear collection to compete with other brands in this zone such as Lauren by Ralph Lauren. Annual wholesale sales are projected to exceed $500 million over time. It will launch in select department stores doors in the United States as early as Spring 2004 and definitively with the Fall 2004 season and will complement the men's better sportswear business already being designed and developed in-house at Calvin Klein, Inc. and Phillips-Van Heusen Corporation.

"This is the right time for us to be launching this business and I couldn't be more pleased about the people whom we'll be working with," said Calvin Klein. "Andrew Grossman and Alexander Vreeland have a history in this business, they have an appreciation for what I do, and Kellwood has the business platform to support them," he continued.
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"Bruce Klatsky, Mark Weber and I have been very careful in finding partners with whom we can work closely to bring the Calvin aesthetic to women's better sportswear," said Tom Murry, President and Chief Operating Officer, Calvin
Klein, Inc. "Right now, the better category represents a major opportunity for growth among the many projects that we have in development. We'll offer a great product, the design team is in place -- and we are planning a strong launch in the tradition of Calvin Klein," he continued.

"We are enthused to be partnering with the Phillips-Van Heusen and Calvin Klein organizations on a women's better sportswear collection. With our worldwide sourcing capabilities and our talented design partners, Andrew Grossman and Alexander Vreeland at G.A.V, the marketplace will be amazed with the new collection, which will capture the aura of Calvin Klein," commented Hal. J. Upbin, Chairman, President and Chief Executive Officer, Kellwood Company.

"I'm very exited about the potential of a women's better sportswear business from Calvin Klein," said Terry Lundgren, President and Chief Executive Officer, Federated Department Stores, Inc. "I think the opportunity is tremendous and the partnership that has been created is very promising -- and one that Federated endorses completely."

From a business standpoint, today's announcement of a women's better sportswear license signals completion of the three major goals that Phillips-Van Heusen Corporation Chairman and Chief Executive Officer Bruce J. Klatsky announced as PVH acquired Calvin Klein, Inc. The first was to integrate Calvin Klein's operational needs into PVH's business platform, which is being completed at this time; the second was to develop a men's better sportswear line in-house, which will launch in late Spring 2004; and, the third was to find the right partners with whom to launch women's better sportswear, which is being announced today.

Calvin Klein, Inc. is a wholly owned subsidiary of Phillips-Van Heusen Corporation and one of the leading fashion design and marketing studios in the world. It designs and markets women's and men's designer collection apparel and a range of other products that are manufactured and marketed through an extensive network of licensing agreements worldwide. Brands/lifestyles include Calvin Klein
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Collection, cK Calvin Klein and cK Calvin Klein Jeans. Product lines include apparel, accessories, shoes, underwear, sleepwear, hosiery, socks, swimwear, eyewear, watches, coats, and fragrances, as well as products for the home. PVH is the largest shirt company in the world and one of the leading apparel and footwear companies. It markets and distributes products under its owned marks Calvin Klein, Van Heusen, IZOD and G.H. Bass, and its licensed marks Geoffrey Beene, Arrow, DKNY, Kenneth Cole New York and Reaction by Kenneth Cole.

Kellwood is a $2.2 billion marketer of apparel and consumer soft goods. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. Kellwood brands include Sag Harbor, Koret, David Dart, David Meister, Dorby, My Michelle, Briggs, Vintage Blue, David Brooks, Kelty, and Sierra Design. Gerber, EMME, IZOD, XOXO and Bill Burns are produced under licensing arrangements. For more information visit www.kellwood.com


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the companies' plans, strategies, objectives, expectations and intentions are subject to change at any time at its discretion; (ii) the levels of sales of each of the companies' products, and the extent of discounts and promotional pricing in which each company is required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends and other factors; (iii) each company's plans and results of operations will be affected by its ability to manage its growth and inventory;
(iv) each company's operations and results could be affected by quota restrictions (which, among other things, could limit its ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), its ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the its products can best be produced), and civil conflict or war and political and labor instability in the countries where its products are or are planned to be produced; and (v) acquisitions and issues arising with acquisitions and proposed transactions, including without the limitation, each company's ability to integrate an acquired entity into it with no substantial adverse affect on the acquired entity's or its existing operations, employee relationships, vendor relationships, customer relationships or financial performance and (vi) other risks and uncertainties indicated from time to time in each company's filings with the Securities and Exchange Commission.


Neither company undertakes any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.


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CONTACTS:                  See page 4


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Calvin Klein, Inc.        Phillips-Van Heusen          Kellwood, Inc.

Kim Vernon                Emanuel Chirico              Donna Weaver
Senior Vice President     Executive Vice President     Vice President
Global Adv. & Comm.       Chief Financial Officer      Corporate Communications
212 292 9695              212 381 3503                 212 575 7467

Eric Delph                                             Lee Capps
Director                                               Senior Vice President
Corp. Comm.                                            Chief Financial Officer
212 292 9795                                           314 576 3486

                                                       Roger Joseph
                                                       Vice President, Treasurer
                                                       and Investor Relations
                                                       314 576 3437